UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.,

(Exact name of registrant as specified in its charter)

Delaware	333-120962	13-3460894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eleven Madison Avenue, New York, NY	10010
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (212) 325-2000.

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

  Section 8 – Other Events.

ITEM 8.01. Other Events.

Filing of Collateral Term Sheets

In connection with the proposed offering of the Credit Suisse First Boston Mortgage Acceptance Corp., Irwin Whole Loan Home Equity Trust 2005-B, Home Equity Loan-Backed Notes, Series 2005-B (the “Notes”), Credit Suisse First Boston LLC, as underwriter (the “Underwriter”), has prepared collateral term sheets for distribution to potential investors. Although Credit Suisse First Boston Mortgage Acceptance Corp. (the “Registrant”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Loans”) in the related portfolio, the Registrant did not participate in the preparation of the collateral term sheets.

For purposes of this Form 8-K “collateral term sheets” shall mean the materials attached hereto and filed herewith as Exhibits 99.1, which include computer generated tables and/or charts displaying information regarding the Loans.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

(c)	Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:
99.1 Collateral Term Sheets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By: /s/ Peter J. Sack
Name: Peter J. Sack
Title: Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Collateral Term Sheets